Exhibit 10.4
INVESTOR RIGHTS AGREEMENT
AMENDMENT DATED OCTOBER 21, 2021

THIS AMENDMENT amends Section 2.1 of the INVESTOR RIGHTS AGREEMENT dated as of August 28, 2020 as shown in the attached redline.

Section 2.1 Board of Directors.

(a)Composition of the Board. The Founder Holders, the Sellers and PubCo shall take all Necessary Action to cause the Board to be comprised of ten (10) directors, (i) five (5) of whom have been nominated by the Seller Representative, initially Dylan B. Lissette, Michael W. Rice, Timothy P. Brown, B. John Lindeman and John W. Altmeyer and thereafter designated pursuant to Section 2.1(b) or Section 2.1(e) of this Investor Rights Agreement (each, a “Seller Director”), (ii) five (5) of whom have been nominated by the Sponsor Representative, initially Roger K. Deromedi, Craig D. Steeneck, Antonio F. Fernandez, Christina Choi and Jason K. Giordano and thereafter designated pursuant to Section 2.1(c) or Section 2.1(e) of this Investor Rights Agreement (each, a “Sponsor Director”). The Founder Holders, the Sellers and PubCo shall take all Necessary Action to cause the foregoing directors to be divided into three classes of directors, with each class serving for staggered three year-terms as follows:

(i)the Class I directors shall include: two (2) Seller Directors, initially B. John Lindeman and John W. Altmeyer, and one (1) Sponsor Director, initially Jason K. Giordano;

(ii)the Class II directors shall include: one (1) Seller Director, initially Michael W. Rice, and two (2) Sponsor Directors, initially Craig D. Steeneck and Antonio F. Fernandez; and

(iii)the Class III directors shall include: two (2) Seller Directors, initially Timothy P. Brown and Dylan B. Lissette, and two (2) Sponsor Directors, initially Roger K. Deromedi and Christina Choi.
The initial term of the Class I directors shall expire immediately following PubCo’s 2021 annual meeting of stockholders at which directors are elected. The initial term of the Class II directors shall expire immediately following PubCo’s 2022 annual meeting of stockholders at which directors are elected. The initial term of the Class III directors shall expire immediately following PubCo’s 2023 annual meeting at which directors are elected.

(b)Seller Representation. For so long as the Sellers and their Permitted Transferees Beneficially Own Economic Interests (in PubCo and the Operating Company, without duplication) representing at least the percentage, shown below, of the Economic Interests held by the Sellers immediately after the Closing (excluding for these purposes from both the percentage Beneficially Owned immediately after the Closing and percentage then Beneficially Owned at any time, the Foundation Transfer Amount, from and after the occurrence of the Foundation Transfer), PubCo, the Founder Holders and the Sellers shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, that number of individuals designated by the Seller Representative that, if elected, will result in the Sellers having the number of directors serving on the Board that is shown below; provided,

Exhibit 10.4
that after the number of Seller Directors is reduced because the percentage Beneficially Owned of such Economic Interests is reduced, the Sellers and their Permitted Transferees cannot subsequently increase the number of Seller Directors entitled to be designated as a result of their acquisition of Beneficial Ownership of additional Economic Interests (in PubCo and the Operating Company, without duplication).

Economic Interests Beneficially Owned by the Sellers (and their Permitted Transferees) as a Percentage of the Economic Interests Held by the Sellers on the Closing Date	Number of Seller Directors
75% or greater	5
60% or greater, but less than 75%	4
45% or greater, but less than 60%	3
30% or greater, but less than 45%	2
15% or greater, but less than 30%	1
Less than 15%	0

(c)Sponsor Representation. For so long as the Sponsor and its Permitted Transferees Beneficially Own Economic Interests in Pubco representing at least the percentage, shown below, of the Economic Interests held by the Sponsor immediately after the Closing, PubCo, the Founder Holders and the Sellers shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by the Sponsor Representative that, if elected, will result in the Sponsor having the number of directors serving on the Board that is shown below; provided, that after the number of Sponsor Directors is reduced because the percentage Beneficially Owned of such Economic Interests is reduced, the Sponsor and its Permitted Transferees cannot subsequently increase the number of Sponsor Directors entitled to be designated as a result of its acquisition of Beneficial Ownership of additional Economic Interests in PubCo.

Economic Interests Beneficially Owned by the Sponsor (and its Permitted Transferees) as a Percentage of the Economic Interests Held by the Sponsor on the Closing Date	Number of Sponsor Directors
75% or greater	5
60% or greater, but less than 75%	4
45% or greater, but less than 60%	3
30% or greater, but less than 45%	2
15% or greater, but less than 30%	1
Less than 15%	0

(d)Decrease in Directors. Upon any decrease in the number of directors that the Seller Representative or the Sponsor Representative, as applicable, is entitled to designate for nomination to the Board pursuant to Section 2.1(b) or Section 2.1(c), the Sellers or the Founder Holders, as applicable, shall take all Necessary Action to cause the appropriate number of Seller Directors or Sponsor Directors, as applicable, to offer to tender their resignation at least 60 days prior to the expected date of PubCo’s next annual meeting of stockholders. Notwithstanding the

Exhibit 10.4
foregoing, the Nominating and Corporate Governance Committee may, in its sole discretion, recommend for nomination a Seller Director or Sponsor Director that has tendered his or her resignation pursuant to this Section 2.1(d).

(e)Removal; Vacancies. The Seller Representative or the Sponsor Representative, as applicable, shall have the exclusive right to (i) remove their nominees from the Board, and PubCo shall take all Necessary Action to cause the removal of any such nominee at the request of the applicable Party and (ii) designate directors for election to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and PubCo, the Founder Holders and the Sellers shall take all Necessary Action to cause any such vacancies created pursuant to clause (i) or (ii) above to be filled by replacement directors designated by the applicable Party as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). Notwithstanding anything to the contrary contained in this Section 2.1(e), no Party shall have the right to designate a replacement director, and PubCo shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors nominated or designated by such Party in excess of the number of directors that such Party is then entitled to nominate for membership on the Board pursuant to this Investor Rights Agreement.

(f)Committees. In accordance with PubCo’s Organizational Documents, (i) the Board shall establish and maintain committees of the Board for (x) Audit, (y) Compensation and (z) Nominating and Corporate Governance, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable Laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, (i) for so long as the Sellers and their Permitted Transferees or the Sponsor and its Permitted Transferees, as applicable, Beneficially Own Economic Interests (in PubCo and the Operating Company, without duplication) representing at least 30% of the Economic Interests held by such Party(ies) immediately after the Closing (excluding for these purposes, with respect to the Sellers and their Permitted Transferees, from both the percentage Beneficially Owned immediately after the Closing and percentage then Beneficially Owned at any time, the Foundation Transfer Amount, from and after the occurrence of the Foundation Transfer), each of the Seller Representative and the Sponsor Representative shall have the right to have at least one director designated by such Party appointed to serve on each committee of the Board, and (ii) for so long as the Sellers and their Permitted Transferees or the Sponsor and its Permitted Transferees, as applicable, Beneficially Own Economic Interests (in PubCo and the Operating Company, without duplication) representing at least 15% (but less than 30%) of the Economic Interests held by such Party(ies) immediately after the Closing (excluding for these purposes, with respect to the Sellers and their Permitted Transferees, from both the percentage Beneficially Owned immediately after the Closing and percentage then Beneficially Owned at any time, the Foundation Transfer Amount, from and after the occurrence of the Foundation Transfer), each of the Seller Representative and the Sponsor Representative shall have the right to have at least one director designated by such Party appointed to serve on the following committees of the Board: (y) Compensation and (z) Nominating and Corporate Governance.

(g)Reimbursement of Expenses. PubCo shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

Exhibit 10.4

(h)Indemnification. For so long as any Seller Director or Sponsor Director serves as a director of PubCo, (i) PubCo shall provide such Seller Director or Sponsor Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of PubCo and (ii) PubCo shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Seller Director or Sponsor Director nominated pursuant to this Investor Rights Agreement as and to the extent consistent with applicable Law, the last sentence of Section 10.1(G) of the Certificate of Incorporation, Article VIII of the Certificate of Incorporation, Article IV of the Bylaws and any indemnification agreements with directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

Notwithstanding the foregoing provisions of Section 2.1(a), should the Board increase the number of its members by electing an Outside CEO Director and/or a Director(s) who is not, and is not an Affiliate of, either a Founder Holder or a Seller (an “At Large Director”), the following rules will apply: (x) So long as each of the Founder Holders and Sellers continue to Beneficially Own Economic Interests (in PubCo and the Operating Company, without duplication) representing at least 75% of the Economic Interests held by such Party(ies) immediately after the Closing, pursuant to Section 2.1(b) or Section 2.1(c), at least one Seller Director and at least one Sponsor Director shall be required to approve all actions of the Board, (y) If the percentage of Beneficially Owned Economic Interests of one Party represents less than 75% pursuant to Section 2.1(b) or Section 2.1(c), but remains above 75% for the other Party, then at least one director of the above 75% Party shall be required to approve all actions of the Board, and (z) If the percentage of Beneficially Owned Economic Interests of both Parties represents less than 75% pursuant to Section 2.1(b) and Section 2.1(c), then the standard provisions of the Bylaws with respect to Board action shall apply.

IN WITNESS WHEREOF, each of the Parties has duly executed this Investor Rights Agreement as of the Effective Date.

UTZ BRANDS, INC.

By: /s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: Chief Executive Officer

SPONSOR REPRESENTATIVE:

/s/ Jason K. Giordano
Jason K. Giordano

SELLER REPRESENTATIVE:

SERIES U OF UM PARTNERS, LLC

Exhibit 10.4
By: /s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

HOLDERS OF REGISTRABLE SECURITIES:

SERIES U OF UM PARTNERS, LLC

By: /s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

SERIES R OF UM PARTNERS, LLC

By: /s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

/s/ Jason K. Girodano
Jason K. Giordano

CC COLLIER HOLDINGS, LLC

By:/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Authorized Signatory

ROGER K. DEROMEDI REVOCABLE TRUST, DATED 2/11/2000, AMENDED AND RESTATED 11/9/2011

By:/s/ Roger K. Deromedi
Roger K. Deromedi, Trustee

ROGER K. DEROMEDI IRREVOCABLE GENERATION SKIPPING TRUST U/A/D 10/1/2020 F/B/O SANDRA E. DEROMEDI

By:/s/ Sandra E. Deromedi

Exhibit 10.4
Sandra E. Deromedi, Trustee

CC CAPITAL SP, LP By: CC Capital GP, LLC, its General Partner

By:/s/ Matthew B. Skurbe
Name: Matthew B. Skurbe
Title: Senior Managing Director – COO, CFO